UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2023

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2023, Computer Programs & Systems, Inc. (the “Company”) announced that Matthew J. Chambless will no longer serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective December 31, 2023. Pursuant to Mr. Chambless’s Executive Severance Agreement, dated June 1, 2023 (the “Severance Agreement”), he will receive, in addition to any accrued but unpaid amounts or benefits, (i) twelve (12) months of equal installment payments which are in the aggregate equal to one (1) times the sum of Mr. Chambless’s base salary and target bonus for 2023; (ii) up to twelve (12) months of reimbursements for medical and/or dental continuation coverage; (iii) continued vesting of Mr. Chambless’s outstanding unvested shares of restricted stock during the period in which Mr. Chambless is subject to non-competition and non-solicitation covenants; and (iv) a pro rata portion of Mr. Chambless’s outstanding cash incentive awards and performance share awards to be calculated in the manner set forth in the applicable award agreements based on the degree of attainment of the applicable performance goals at the end of the applicable performance period, with the amount of the awards, if any, to be pro-rated based on the number of days that Mr. Chambless was employed by the Company during the performance period.

As required by Section 2(b) of the Severance Agreement, Mr. Chambless entered into a General Release of Claims, dated December 31, 2023 (the “Release”), pursuant to which Mr. Chambless releases the Company from any and all claims which he now has, or which may accrue in relation to his hiring and employment with the Company or the termination of that employment, up to and including the Release Effective Date (as defined in the Release).

On January 1, 2024, the Company and Mr. Chambless entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Chambless will continue to provide strategic and operational consulting services to the Company and its affiliates from January 1, 2024 through March 31, 2024 (subject to earlier termination). Under the Consulting Agreement, the Company will pay Mr. Chambless a consulting fee at a rate of $183.22 per hour and reimburse him for any reasonable expenses incurred in connection with the provision of his services. The Consulting Agreement also contains customary confidentiality provisions.

The foregoing summaries of the Release and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	General Release of Claims, dated December 31, 2023, entered into by Matthew J. Chambless

10.2	Consulting Agreement, dated January 1, 2024, by and between Computer Programs & Systems, Inc. and Matthew J. Chambless.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 5, 2024	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer